UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2013

OFFICIAL PAYMENTS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33475 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
3550 Engineering Drive, Suite 400 Norcross, Georgia (Address of Principal Executive Offices)		30092 (Zip Code)
Registrant's telephone number, including area code: (770) 325-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Official Payments Holdings, Inc. (the "Company") was held on March 21, 2013.  The following matters were voted upon at the meeting:
1.	Election of seven directors to serve for the ensuing year and until successors are elected (Proposal 1);
2.	An advisory vote to approve executive compensation (Proposal 2); and
3.	A vote to ratify the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013 (Proposal 3).
The number of shares of common stock entitled to vote at the annual meeting was 16,716,029.  The number of shares of common stock present or represented by proxy was 15,634,296.
Under the Company's certificate of incorporation, stockholders had the right to cumulate their votes with respect to the election of directors at the 2013 annual meeting.  As a result, with respect to the election of directors, each share was entitled to seven votes, which could be allocated among up to seven candidates.  The following votes were cast in favor of the election of the following candidates:  11,533,222 for Charles W. Berger, 11,533,222 for Morgan P. Guenther, 11,533,222 for James C. Hale, 11,533,222 for Alex P. Hart, 11,533,222 for David A. Poe, 11,533,222 for Zachary F. Sadek, and 11,533,222 for Katherine A. Schipper.  The final report of the inspector of election did not detail the number of votes withheld from the various nominees for election to the Board.  However, based on the preliminary report available to the Company immediately prior to the meeting, the Company believes that the holders of 165,287 shares withheld from all of the nominees and that, in addition to the shares withheld from all nominees, the holders of 271,328 shares withheld from Mr. Berger; the holders of 816,313 shares withheld from Mr. Guenther; the holders of 1,019 shares withheld from Mr. Hale; the holders of 271,728 shares withheld from Mr. Hart; the holders of 1,019 shares withheld from Mr. Poe; the holders of 400 shares withheld from Mr. Sadek; and the holders of 1,319 shares withheld from Ms. Schipper.  The following seven individuals were elected as directors at the annual meeting: Mr. Berger, Mr. Guenther, Mr. Hale, Mr. Hart, Mr. Poe, Mr. Sadek, and Ms. Schipper.
The results of the advisory vote to approve executive compensation and the vote to ratify the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013 was as follows:
Proposal	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
Advisory vote to approve executive compensation (Proposal 2)	11,389,158	139,553	169,798	3,935,787
Vote to ratify the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013 (Proposal 3)	15,581,301	780	52,215	N/A
Banks and brokers were not eligible to vote shares for which they did not receive instructions from the beneficial owners thereof ("broker non-votes") on Proposal 1 or Proposal 2.  The final report of the inspector of election did not detail the number of broker non-votes on Proposal 1.  However, based on the preliminary report available to the Company immediately prior to the meeting, the Company believes that there were 3,935,787 broker non-votes on Proposal 1.  The final report of the inspector of election indicated that there were no broker non-votes on Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICIAL PAYMENTS HOLDINGS, INC.
	By:	/s/ Jeff Hodges
	Name:	Jeff Hodges
	Title:	Chief Financial Officer
Date: March 26, 2013